Exhibit 10.7

This Instrument Prepared By:

Great Western Bank

PO Box 2345

Sioux Falls, SD 57104

(605) 334-2548

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (the “Agreement”) is made and entered into this 27th day of April, 2009, by and between Great Western Bank, a banking corporation chartered under the laws of the State of South Dakota with an address of 200 East 10th Street, Suite 100, P.O. Box 2345, Sioux Falls, South Dakota 57101 (“Great Western”), and Broadwind Energy, Inc., a Delaware corporation with an address of 47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540 (“Broadwind”).

RECITALS

WHEREAS, Tower Tech Systems Inc., a Wisconsin corporation and a wholly-owned subsidiary of Broadwind (“Tower Tech”), desires to obtain a loan in the principal sum of $10,000,000 from Great Western (the “Loan”) to be evidenced by a Promissory Note in the principal sum of $10,000,000, which promissory note will be secured, in part, by a mortgage security interest and fixture filing in the following described real property:

Lot Three (3), Block One (1), Corson Development Park Addition to the City of Brandon, Minnehaha County, South Dakota,

including all structures and improvements located thereon or appurtenant thereto (collectively, the “Building”);

WHEREAS, Tower Tech is presently indebted to Broadwind;

WHEREAS, in order to induce Great Western to provide the Loan to Tower Tech, Broadwind desires to enter into this Agreement whereby Broadwind will subordinate any and all interest it may have in any and all of the property, equipment, and other assets of Tower Tech, whether now held or hereafter acquired, including, without limitation, the Building (collectively, the “Collateral”) to the security interests of Great Western in the Collateral, whether now held or hereafter acquired in connection with the Loan, and absent the willingness of Broadwind to enter into this Agreement, Great Western would have been unwilling to make the Loan to Tower Tech; and

WHEREAS, Broadwind acknowledges and agrees that it derives a significant financial benefit from the ability of its wholly-owned subsidiary, Tower Tech, to obtain the Loan from Great Western, and, as such, no further consideration on the part of Great Western is either necessary or required to make this Agreement a binding obligation of Broadwind following its execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do agree as follows:

1.                                     Broadwind agrees that any and all liens, rights, and security interests owned, claimed or held, or to be owned, claimed or held by Broadwind in the Collateral or in any other properties or assets of Tower Tech, whether now owned or hereafter acquired, shall be in all things subordinate and inferior to any and all liens, rights, and security interests owned, claimed or held by Great Western in such Collateral and other properties or assets of Tower Tech, whether now existing or hereafter claimed by Great Western, as such are pledged by Tower Tech in connection with the Loan.

2.                                     Great Western may, at any time, and from time to time, without the consent of or notice to Broadwind, without incurring responsibility to Great Western, and without impairing or releasing any of its rights, or any of the obligations of Great Western hereunder:

a.                                       change the interest rate, or the amount of Tower Tech’s payments; or extend the time of payment, renew or otherwise alter the terms of the Loan or any instrument evidencing the same in any manner; and

b.                                      exercise or refrain from exercising any right against Tower Tech or others.

3.                                     No waiver shall be deemed to be made by Great Western of any of its rights hereunder unless the same shall be in writing signed on behalf of Great Western, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Great Western or the obligations of Tower Tech or Broadwind to Great Western in any other respect at any other time. No change of law or circumstances shall relieve or diminish the obligations, liabilities, agreements or duties hereunder of Broadwind or affect this Agreement in any way or provide any recourse against Great Western.

4.                                     This Agreement shall be binding upon the parties, their respective successors and assigns, and shall inure to the benefit of Great Western, its successors and assigns.

6.                                   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Dakota. The parties consent to the jurisdiction of the courts of the State of South Dakota and agree that any action arising out of or to enforce this Agreement must be brought and maintained in Minnehaha County, South Dakota.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREAT WESTERN BANK

/s/ Richard L. Martin
Richard L. Martin, Market President – Sioux Falls Market

BROADWIND ENERGY, INC.

By:	/s/ J. Cameron Drecoll

J. Cameron Drecoll, Chief Executive Officer

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF MINNEHAHA	)

On this, the 28 day of April, 2009, before me, the undersigned officer, personally appeared Richard L. Martin, who acknowledged himself to be the Market President - Sioux Falls Market of Great Western Bank, a banking corporation chartered under the laws of the State of South Dakota, and that he, as such Market President – Sioux Falls Market, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of Great Western Bank by himself as Market President - Sioux Falls Market.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Gerald E. Kruger
(SEAL)	Notary Public, South Dakota My Commission Expires: Feb. 12, 2010

STATE OF ILLINOIS	)
: SS
COUNTY OF COOK	)

On this, the 27 day of April, 2009, before me, the undersigned officer, personally appeared J. Cameron Drecoll, who acknowledged himself to be the Chief Executive Officer of Broadwind Energy, Inc., a Delaware corporation, and that he, as such Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Chief Executive Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Beatriz Sanchez
(SEAL)	Notary Public,
My Commission Expires: July 02, 2012